                                 Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-96329, 33-29872, 2-63615, 2-84164, 33-23495, 33-49836, 33-
54777, 33-57267, 333-02835 and 333-14929), (Form S-3 Nos. 33-25036, 33-44395 and
33-54775) and (Form S-4 Nos. 333-22497, 333-22497-01 and 333-24379) of Pacific
Century Financial Corporation and subsidiaries of our report dated January 22, 1999, with respect to the consolidated financial statements of Pacific Century Financial Corporation and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1998.


                                   /s/ ERNST & YOUNG LLP



Honolulu, Hawaii
February 26, 1999